UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
  300 Professional Drive,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2024, Emergent BioSolutions Inc. (the “Company”) entered into amendments (together, the “Amendments”) to letter agreements (together, the “Letter Agreements”) with the following named executive officers of the Company regarding certain compensation matters: Richard S. Lindahl, Executive Vice President, Chief Financial Officer and Treasurer; Jennifer Fox, Executive Vice President, External Affairs, General Counsel and Corporate Secretary; Coleen Glessner, Executive Vice President, Quality and Ethics and Compliance; and Paul Williams, Senior Vice President, Products Business. The Letter Agreements were entered into with the executive officers in July 2023.
Pursuant to the Amendments, the Company will pay an additional retention bonus of $399,753 to Mr. Lindahl, $380,250 to Ms. Fox, $373,761 to Ms. Glessner and $292,501 to Mr. Williams (together, the “Additional Retention Bonuses”). The Additional Retention Bonuses are payable on or before December 31, 2024, subject to each respective named executive officer’s continued employment with the Company through the date of payment. Payment of the Additional Retention Bonuses and any unpaid portion of the retention bonuses paid pursuant to the Letter Agreements (the “Initial Retention Bonuses”) may be accelerated upon the Company’s entry into a transaction support agreement with one or more holders of the Company’s funded indebtedness (the “Acceleration Event”).
The Amendments provide that the right to retain the Initial Retention Bonuses and the Additional Retention Bonuses is subject to continued employment with the Company until the earlier of (i) July 26, 2024 for the Initial Retention Bonuses, (ii) December 31, 2024 for the Additional Retention Bonuses, and (iii) 30 days following any of (a) termination of employment with the Company without cause or resignation for good reason, (b) the consummation of a change of control transaction, or (c) certain events involving the conclusion of a chapter 11 bankruptcy case involving the Company. If, prior to the earliest of the events referred to in the preceding sentence, an executive voluntarily terminates his or her employment (other than as a result of death or disability) or if the executive’s employment is terminated for cause, the executive will be required to repay the portions of the Initial Retention Bonus and Additional Retention Bonus already received, less applicable taxes.
The preceding description of the Letter Agreements and the Amendments does not purport to be complete and is qualified in its entirety by reference to such Letter Agreements and Amendments. A form of the Amendments is filed herewith as Exhibit 10.1 and incorporated herein by reference. A form of the Letter Agreements is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2023, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to Letter Agreement, dated April 23, 2024.
10.2	Form of Letter Agreement, dated July 26, 2023 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on July 27, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: April 26, 2024	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer